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EXHIBIT 10.2

                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of January 31, 2005 by and among INTEGRATED ELECTRICAL SERVICES, INC., a Delaware corporation (the "PARENT"), DKD ELECTRIC CO., INC., a New Mexico corporation (the "COMPANY"), DKD ELECTRIC LLC, a New Mexico limited liability company (the "BUYER"), and J. DEE DENNIS, JR., an individual and resident of the State of New Mexico ("INDEMNITOR").

                                   WITNESSETH:

         WHEREAS, the Parent owns, either directly or indirectly, all of the issued and outstanding capital stock of the Company, which is engaged in the electrical construction and services business (the "BUSINESS");

         WHEREAS, the Parent and the Company desire to sell to the Buyer substantially all of the Company's assets, which are more fully described in
Section 1.1 hereof, and the Buyer desires to acquire such assets in consideration of the payment by the Buyer of the purchase price and the assumption by the Buyer of the liabilities provided for herein, all upon the terms and subject to the conditions hereinafter set forth;

         WHEREAS, Indemnitor is a Member of the Buyer and has agreed to personally guarantee to the Parent and the Company the Buyer's performance of all representations, warranties, covenants, agreements and conditions set forth herein;

         NOW, THEREFORE, for and in consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions of the parties contained herein, it is hereby agreed as follows:

1. PURCHASE AND SALE OF ASSETS.

         1.1 Transfer of Assets. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 2.1 hereof), the Company shall sell, convey, assign, transfer and deliver to the Buyer, and the Buyer shall purchase and acquire from the Company (except as provided in Section 1.2 hereof) all of the assets, rights and properties of the Parent or the Company set forth on Schedule 1.1. The assets described in this Section 1.1 as being sold, conveyed, assigned, transferred and delivered to the Buyer hereunder are sometimes hereinafter referred to collectively as the "ASSETS".

         1.2 Excluded Assets. It is expressly understood and agreed that the Assets shall not include the following (such assets are hereinafter referred to collectively as the "EXCLUDED ASSETS"):

                  (a) Cash and cash equivalents or similar type investments, such as certificates of deposit, Treasury bills and other marketable securities;
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                  (b) Claims for refunds of taxes and other governmental charges to the extent such refunds relate to periods ending on or prior to the Closing Date;

                  (c) Any asset, tangible or intangible, which is not freely transferable without the consent of a third party, upon the failure to obtain such consent;

                  (d) The original corporate minute books, stock books, financial records, tax returns, personnel and payroll records and corporate policies and procedures manuals of the Company and other records required by applicable laws to be retained;

                  (e) Any contract or agreement, whether written or oral, between the Company and IES Contractors, Inc.; and

                  (f) Any asset not set forth on Schedule 1.1.

         1.3 Instruments of Conveyance and Transfer.

                  (a) At the Closing, the Buyer, the Company and the Parent shall enter into a Bill of Sale, Assignment and Assumption Agreement in the form attached hereto as Exhibit A, transferring to the Buyer good and indefeasible title to all of the tangible personal property included in the Assets, subject only to Permitted Encumbrances.

                  (b) At the Closing, the Buyer and the Parent shall deliver such other instruments of transfer and assignment in respect of the Assets as the Buyer shall reasonably require and as shall be consistent with the terms and provisions of this Agreement.

                  (c) At the Closing, the Buyer shall, and shall cause the Transferred Employees (as hereinafter defined) to, resign as officers and directors of the Company and any other affiliates of the Parent.

         1.4 Further Assurances. From time to time after the Closing, the Parent and the Company will execute and deliver, or cause to be executed and delivered, without further consideration, such other instruments of conveyance, assignment, transfer and delivery and will take such other actions as the Buyer may reasonably request in order to more effectively transfer, convey, assign and deliver to the Buyer, and to place the Buyer in possession and control of any of the Assets or to enable the Buyer to exercise and enjoy all rights and benefits of the Company with respect thereto.

         1.5 Liabilities. On the Closing Date, the Buyer will assume and agree to pay and discharge all liabilities of the Company, known or unknown, absolute or contingent (the "ASSUMED LIABILITIES") other than the liabilities set forth on Schedule 1.5 (the "RETAINED LIABILITIES"), which shall be retained by the Parent or the Company, respectively.

         1.6 Expenses: Consents and Taxes. The Buyer shall pay, or cause to be paid (i) all costs and expenses of obtaining all consents of third parties for the assignment of any of the Assets, and (ii) all transfer, stamp, sales, use or other similar taxes or duties payable in connection with the sale and transfer of the Assets to the Buyer.

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2. CLOSING; PURCHASE PRICE.

         2.1 Closing Date. The consummation of the transactions contemplated in this Agreement (the "CLOSING") shall take place at the offices of Gardere Wynne Sewell LLP, 1000 Louisiana, Suite 3400, Houston, Texas at 10:00 a.m., Central time, January 31, 2005 (the "CLOSING DATE") contemporaneously with the execution of this Agreement or at such other place and time as the parties hereto may mutually agree.

         2.2 Purchase Price. The aggregate purchase price for the Assets shall be $3,000,000 (the "PURCHASE PRICE"), subject to adjustment pursuant to Section
2.3 below, plus the Buyer's assumption of the Assumed Liabilities pursuant to
Section 1.5 above. The Purchase Price shall be payable by the Buyer at the Closing to the Company in immediately available funds by confirmed wire transfer to a bank account to be designated by the Company.

         2.3 Cash Reconciliation. (a) Within 90 days following the Closing Date, the Company shall prepare and deliver to the Buyer a schedule setting forth, for the period commencing on October 1, 2004, and ending as of the Closing, (a) the cash disbursements funded by the Company, the Parent or any of their affiliates for the benefit of the Company, to include those made in the ordinary course to trade vendors and those made in the ordinary course for Company employee benefit plans (the "DISBURSEMENTS"), and (b) the cash deposits made by the Company (the "DEPOSITS"). Within three business days of the receipt of such schedule, (i) the Buyer shall remit to the Company in immediately available funds, the amount by which the Disbursements exceed the Deposits, if any; provided, however, that if such amount exceeds $250,000, then $250,000 shall be due and payable on such third business day and the amounts in excess of $250,000 shall be due and payable on the 180th day following the Closing, or (ii) the Company shall remit to the Buyer, in like manner and within such period, the amount by which Deposits exceed the Disbursements, if any. Disbursements shall include, but not be limited to, actual cash amounts paid by the Company or the Parent on behalf of the Company with respect to pre-Closing periods, including (i) amounts paid after September 30, 2004 for checks issued by the Company or Parent on behalf of the Company on or before September 30, 2004 that had not cleared the banks on September 30, 2004, which amounts were reflected on the September 30, 2004 balance sheet as negative cash amounts, (ii) checks issued by the Company or Parent on behalf of the Company subsequent to September 30, 2004, but before the Closing that have not cleared the banks as of the Closing, (iii) workers compensation, general liability, auto insurance, health and similar insurance premiums paid by the Parent on behalf of the Company with respect to periods prior to the Closing, whether accrued prior to or after the Closing, and (iv) other amounts paid by the Company or by the Parent on behalf of the Company with respect to periods prior to the Closing, but for which invoices are received or accruals are made after the Closing Date. Deposits shall include, but not be limited to, actual cash amounts received by the Company or the Parent on behalf of the Company subsequent to September 30, 2004, but before the Closing that have not been reflected in the Company's accounts as of the Closing. Except as specifically set forth in paragraph 2.3(b) below, Disbursements and Deposits will be accounted for in accordance with Parent's accounting practices consistent with past periods.

         (b) At the Closing, the Parent shall pay to the Buyer a total of $118,000 on behalf of Pan American Electric Company, Inc. ("PAN AM"), through an offset to the Purchase Price, on account of certain accounts receivable and work in process owed to the Company by Pan Am for work done on the Holy Cross job, which accounts receivable and work in process would otherwise be included

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among the Assets, in full and final satisfaction of all amounts owed to the
Company by the Parent, Pan Am, or any of their respective affiliates in connection with the Holy Cross project. At the Closing, the Parent shall pay to the Buyer a total of $51,643.10 on behalf of Federal Communications Group, Inc. ("FCG"), through an offset to the Purchase Price, on account of amounts owed by FCG to the Company, which amounts would otherwise be an account receivable or work in process included among the Assets, in full and final satisfaction of all amounts owed by FCG to the Company. Amounts offset against the Purchase Price in accordance with the above will not be treated as Disbursements. Further, Disbursements shall not include (i) lease payments and associated costs paid by the Company to FCG for the Xerox machine listed in Schedule 1.5, 7(b), or (ii) fees in the amount of $5,700 paid to Cushman & Wakefield in connection with the early termination of the Las Vegas, NV lease.

         (c) The Buyer and Parent, on its own behalf and on behalf of FCG, agree that $68,311.91 is owed by the Company to FCG at the Closing and shall not be due and payable until 180 days following the Closing Date. All amounts owed by the Company or the Buyer to FCG other than such $68,311.91 amount shall be paid in full by Buyer to FCG when due.

         2.4 Purchase Price Allocation. As soon as practicable after the Closing Date, the Company and the Buyer shall jointly attempt to agree to and prepare IRS Form 8594 to report the allocation of the Purchase Price among the Assets. Each party hereto agrees not to assert, in connection with any tax return, tax audit or similar proceeding, any allocation that differs from that set forth in such Form 8594. If the Company and the Buyer cannot reach agreement as to the allocation of the Purchase Price among the Assets, the parties agree to allocate the Purchase Price among the Assets for all purposes (including financial accounting and tax purposes) independently.

3. REPRESENTATIONS AND WARRANTIES.

         3.1 Representations and Warranties of the Company and the Parent. The Company and the Parent represent and warrant to the Buyer as follows:

                  (a) Organization, Authority and Qualification of the Company. The Company is a corporation duly organized and validly existing under the laws of the State of New Mexico and the Company has full corporate power and authority to own or lease its properties and to carry on its business in such state. The Company has the full corporate power and authority to execute, deliver and perform this Agreement, and this Agreement has been duly and validly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, subject to general equity principles, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

                  (b) No Violation. The Company is not in default under or in violation of its Articles of Incorporation or Bylaws.

                  (c) Title to Properties; Absence of Liens and Encumbrances. The Company owns good and indefeasible title to the Assets, free and clear of all claims, liens, security interests, charges, leases, encumbrances, licenses or sublicenses and other restrictions of any kind and nature, other than the claims, liens, security interests, charges,

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
         leases, encumbrances, licenses or sublicenses either included among the Assumed Liabilities or specifically set forth on Schedule 3.1(c) hereto ("PERMITTED ENCUMBRANCES").

         3.2 Representations and Warranties of the Buyer. The Buyer and Indemnitor, jointly and severally, represent and warrant to the Parent and the Company as follows:

                  (a) Organization, Authority and Qualification of the Buyer. The Buyer is a limited liability company duly organized and validly existing under the laws of the State of New Mexico and the Buyer has full corporate power and authority to own or lease its properties and to carry on its business in such state. The Buyer has the full corporate power and authority to execute, deliver and perform this Agreement, and this Agreement has been duly and validly executed and delivered by the Buyer and constitutes the valid and legally binding obligation of the Buyer, subject to general equity principles, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

                  (b) No Violation. The Buyer is not in default under or in violation of its Articles of Organization or Operating Agreement.

                  (c) Certain Fees. The Buyer has not employed any broker or finder or incurred any other liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

                  (d) Financial Information. The financial and management reports (including, without limitation, WIP schedules) heretofore delivered or made by Indemnitor or the Company to the Parent are true and correct in all material respects and do not omit to state any fact necessary to make any of them, in light of the circumstances in which made, not misleading. All executed change orders have been recorded, all agreed change orders have been executed or are listed on Schedule 3.2(d), and all checks and cash received by the Company and its affiliates have been deposited.

         3.3 No Warranty. The Buyer and the Indemnitor acknowledge that the Indemnitor, through previous ownership and/or management of the Company, is familiar with the Assets and the operations of the Company, and has access to any information pertaining thereto and has made such information available to Buyer. Neither the Company nor the Parent, nor any of their respective directors, officers, employees, agents or representatives has made, or shall be deemed to have made, and no such person shall be liable for, or bound in any manner by, and Buyer and the Indemnitor have not relied upon and will not rely upon, any express or implied representations, warranties, guaranties, promises or statements pertaining to the Business or Assets except as specifically provided in this Agreement. The Buyer and the Indemnitor acknowledge that in making the decision to enter into this Agreement and to consummate the transactions contemplated hereby, they have relied solely on the basis of their own independent investigation of the Business and the Assets and upon the express written representations, warranties and covenants in this Agreement. Without diminishing the scope of the express written representations, warranties and covenants of the Company and the Parent in this Agreement and without affecting or impairing their right to rely thereon, the Buyer and the Indemnitor acknowledge that (a) they have not relied, in whole or in part, on any information contained in documents, materials or other information provided to them by, or

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on behalf of, Company or the Parent, and (b) neither Company nor the Parent is making any representations or warranties with respect to (i) any such documents, materials or other information, other than, in each case, as set forth in this Agreement or (ii) the value, condition, merchantability, marketability, profitability, suitability or fitness for a particular use or purpose of the Assets. ACCORDINGLY, THE ASSETS ARE BEING TRANSFERRED "AS IS, WHERE IS." EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 3.1 OF THIS AGREEMENT, THE COMPANY AND PARENT MAKE ABSOLUTELY NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, REGARDING THE ASSETS, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THE ABILITY OF THE COMPANY TO ASSIGN THE ASSETS, OR OBTAIN CONSENTS TO ANY ASSIGNMENT.

4. COVENANTS; ACTION SUBSEQUENT TO CLOSING.

         4.1 Access to Books and Records. Until the third anniversary of the Closing Date, the Parent and the Company shall afford, and will cause its affiliates to afford, to the Buyer, its counsel, accountants and other authorized representatives, during normal business hours, reasonable access to the books, records and other data of the Company and the Business with respect to periods ending on or prior to the Closing Date to the extent that such access may be reasonably required by the Buyer to facilitate (i) the investigation, litigation and final disposition of any claims which may have been or may be made against the Buyer in connection with the Business or (ii) for any other reasonable business purpose. Following the Closing, the Buyer shall prepare and deliver to the Parent on or before February 12, 2005, on behalf of the Company, all regularly prepared financial reports and statements for periods up to and including the Closing Date, and shall cooperate with and provide assistance to the Parent and the Company in their financial and tax reporting obligations for the periods up to and including the Closing Date.

         4.2 Mail. The Parent and the Company authorize and empower the Buyer on and after the Closing Date to receive and open all mail received by the Buyer relating to the Business or the Assets and to deal with the contents of such communications in any proper manner. The Parent and the Company shall promptly deliver to the Buyer any mail or other communication received by them after the Closing Date pertaining to the Business or the Assets. The Buyer shall promptly deliver to the Parent any mail or other communication received by it after the Closing Date pertaining to the Excluded Assets or Retained Liabilities, and any cash, checks or other instruments of payment in respect of the Excluded Assets. As soon as is practicable after the Closing Date, and in no event more than ten days thereafter, the Buyer shall mail to its customers and vendors a notice of the sale in the form provided by the Parent, with such changes thereto as Buyer and Parent shall agree.

         4.3 No Consent Contracts. To the extent that any contract of the Company included in the Assets may not be assigned without the consent of any third party, and such consent is not obtained prior to Closing (such contracts referred to as "NO CONSENT CONTRACTS"), this Agreement and any assignment executed at Closing pursuant hereto shall not constitute an assignment thereof, but to the extent permitted by law shall constitute an equitable assignment by the Company and assumption by the Buyer of the Company's rights and obligations under the applicable No Consent

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Contract, with the Company making available to the Buyer the benefits thereof and the Buyer performing the obligations thereunder on the Company's behalf.

         4.4 Preparation and Filing of Certain Tax Forms. The Buyer shall prepare and submit to the Parent for signature and timely filing all Forms W-2, 940, 941 and 1099 with all appropriate Governmental Entities, including without limitation any summary schedules and transmittal forms, as well as any similar filings required by any state or local Governmental Entity, with respect to all wages and other reportable payments for the calendar year 2004 and for the partial year in 2005 ending on the Closing Date. As used herein, "GOVERNMENTAL ENTITY" means any court or tribunal in any jurisdiction (domestic or foreign) or any public, governmental or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality, domestic or foreign. The Buyer shall pay all administrative amounts owed as a result of or otherwise related to such filings with the exception of any tax, interest, or penalties associated with periods prior to the Closing. The Company will pay, on or before they become due, any employment taxes withheld by it which have not been previously paid. The Buyer, Parent and the Company shall cooperate in making all such filings and shall make available to the others such information as any of them requires to assure such filings are made on a timely and accurate basis.

         4.5 The Parent Name and Logos. As soon as practicable (but in any event within 90 days) after the Closing Date, the Buyer, at its expense, shall remove all the Parent and its affiliates' names and logos from all of the Assets. Except as specifically provided in Section 1, nothing in this Agreement shall constitute a license or authorization for the Buyer to use in any manner any name, logo or mark owned by or licensed to the Company, the Parent or their respective affiliates which bears any reference to IES or any subsidiary of IES other than the Company. The name "DKD" and "DKD Electric" shall become the exclusive property of the Buyer following the Closing and shall not be used by the Company, Parent or their respective affiliates; provided that Parent will be given a reasonable period of time (not to exceed 90 days) to change the Company's name after the Closing Date.

         4.6 Leased Assets. At the Closing, the Buyer, at its expense, shall pay off or refinance the leases on the vehicles listed on Schedule 4.6 attached hereto, and in connection therewith shall obtain the release of Parent and the Company for all liability under such vehicle leases. As soon as practicable (but in any event within 90 days) after the Closing Date, the Buyer, at its expense, shall pay off or refinance the leases on the other assets listed on Schedule 4.6 attached hereto, and in connection therewith shall obtain the release of Parent and the Company for all liability under such leases.

         4.7 Chubb Bonds. Buyer agrees that at the Closing it shall execute and deliver to the Federal Insurance Company and its subsidiary or affiliated insurers and any applicable co-sureties (collectively, "FEDERAL"), a General Agreement of Indemnity in the form attached as Exhibit B, pursuant to which Buyer and Indemnitor agree to (i) indemnify Federal with respect to the performance and completion of the bonded obligations as set forth therein; and
(ii) replace within ninety (90) days the bonds identified as Cancelable Bonds therein. Buyer further agrees to continue to provide to Federal monthly written reports (with a copy to the Parent) as to the progress of the completion of the bonded jobs. Buyer and Indemnitor further agree to provide, from time to time and at the request of the Parent, a certificate or certificates certifying that the Cancelable Bonds have

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been replaced, and as to such other matters concerning the performance by the
Buyer of its post-closing obligations under this Agreement as Parent shall request.

         4.8 Retained Claims. The Company shall retain liability for certain insured claims as set forth in Schedule 1.5, paragraphs 5 and 9 (the "RETAINED CLAIMS"). The Buyer and the Indemnitor agree to cooperate with the Company and the Parent in the defense of the Retained Claims and to make available the Buyer's personnel and facilities for that purpose. The Company shall retain as Excluded Assets and not transfer to the Buyer all books and records associated with the Retained Claims, as well as reserves established on the books of the Company for the Retained Claims.

5. INDEMNIFICATION.

         5.1 Survival. The representations and warranties of the Company, the Parent, the Buyer and the Indemnitor contained in this Agreement, any schedules delivered by or on behalf of the Company and the Buyer pursuant to this Agreement, or in any certificate, instrument, agreement or other writing delivered by or on behalf of the Company, the Parent, the Buyer or the Indemnitor pursuant to this Agreement shall survive the consummation of the transactions contemplated herein; provided that all such representations and warranties of the Company and the Parent shall be of no further force and effect, and no claim for indemnification by the Buyer pursuant to this Section 5 may be brought for any reason, after the expiration of twelve (12) months from the Closing Date (the "SURVIVAL PERIOD"), except for the representations and warranties contained in Section 3.1(c), which shall survive indefinitely. Anything to the contrary notwithstanding, a claim for indemnification which is made but not resolved prior to the expiration of the Survival Period may be pursued and resolved after such expiration.

         5.2 Indemnification by the Company.

                  (a) In accordance with and subject to the provisions of this
         Section 5, the Company and the Parent shall indemnify and hold harmless the Buyer from and against and in respect of any and all loss, damage, diminution in value, liability, cost and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, the "BUYER INDEMNIFIED LOSSES"), suffered or incurred by the Buyer by reason of, or arising out of (i) any misrepresentation or breach of representation or warranty of the Company or the Parent contained in this Agreement, or in any schedules delivered to the Buyer by or on behalf of the Company or the Parent pursuant to this Agreement; (ii) the breach of any covenant or agreement of the Company or the Parent contained in this Agreement; or (iii) the Retained Liabilities.

                  (b) The Company and the Parent shall reimburse the Buyer on demand for any Buyer Indemnified Losses suffered by the Buyer with respect to matters other than claims, actions or demands brought, made or instituted by a third party ("THIRD PARTY CLAIMS"). With respect to Third Party Claims, the Company and the Parent shall reimburse the Buyer on demand for any Buyer Indemnified Losses suffered by the Buyer, based on the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement in respect of any Buyer Indemnified Losses. The Company and the Parent shall have the opportunity to defend at their expense any claim, action or demand for which the Buyer claims indemnity against the Company or the Parent; provided that: (i) the defense is

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         conducted by reputable counsel; (ii) the defense is expressly assumed in writing within twenty (20) days after written notice of the claim, action or demand is delivered to the Company and the Parent; and (iii) counsel for the Buyer may participate at all times and in all proceedings (formal and informal) relating to the defense, compromise and settlement of the claim, action or demand at the expense of the Buyer.

         5.3 Indemnification by the Buyer.

                  (a) In accordance with and subject to the provisions of this
         Section 5, the Buyer and Indemnitor shall, jointly and severally, indemnify and hold harmless the Company, the Parent and their respective affiliates (for purposes of this Section 5, the "COMPANY INDEMNITEES") from and against and in respect of any and all loss, damage, diminution in value, liability, cost and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, the "COMPANY INDEMNIFIED LOSSES"), suffered or incurred by the Company Indemnitees by reason of, or arising out of (i) any misrepresentation or breach of representation or warranty of the Buyer or Indemnitor contained in this Agreement, or in any schedules delivered to the Company or the Parent by or on behalf of the Buyer or Indemnitor pursuant to this Agreement; (ii) or the breach of any covenant or agreement of the Buyer or Indemnitor contained in this Agreement; (iii) the Assumed Liabilities, including, without limitation, any liability to sureties with respect to bonded jobs; or
         (iv) the operation of the Business following the Closing, including, but not limited to, any claims made by Transferred Employees concerning COBRA, the WARN Act, unemployment claim liability, or any similar matters as a result of the termination by Buyer of the Transferred Employees.

                  (b) The Buyer and the Indemnitor, jointly and severally (the "BUYER INDEMNIFYING PARTIES"), shall reimburse the Company Indemnitees on demand for any Company Indemnified Losses suffered by the Company Indemnitees with respect to matters other than Third Party Claims. With respect to Third Party Claims, the Buyer Indemnifying Parties shall reimburse the Company Indemnitees on demand for any Company Indemnified Losses suffered by the Company Indemnitees, based on the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement in respect of any Company Indemnified Losses. The Buyer Indemnifying Parties shall have the opportunity to defend at their expense any claim, action or demand for which the Company Indemnitees claim indemnity against the Buyer Indemnifying Parties; provided that: (i) the defense is conducted by reputable counsel; (ii) the defense is expressly assumed in writing within twenty (20) days after written notice of the claim, action or demand is delivered to the Buyer Indemnifying Parties; and (iii) counsel for the Company and the Parent may participate at all times and in all proceedings (formal and informal) relating to the defense, compromise and settlement of the claim, action or demand at the expense of the Company and the Parent.

         5.4 Limitation and Payment on Claims. No claim shall be brought under this Section 5 for breach of any Representation or Warranty in Section 3.1, and no party hereto shall be entitled to receive any payment with respect thereto, until such time as, and only to the extent that, the aggregate amount of such claim(s) that such party has equals or exceeds $100,000 (the "DEDUCTIBLE"); provided, however, that the Deductible shall not apply to any obligations under

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Section 2.3. Anything to the contrary notwithstanding, the Company and the
Parent shall not be liable under this Section 5 for Buyer Indemnified Losses in excess of the Purchase Price.

         5.5 Sole Remedy. The sole remedy of the Company, the Parent and the Buyer Indemnifying Parties for breach of the representations and warranties set forth in Section 3 shall be pursuant to this Section 5.

         5.6 No Construction Contract. Parent, Company, Buyer and Guarantor each agree that N.M.S.A. 1978 Section 56-7-1 is not applicable to this Agreement because this Agreement is not a "construction contract" as defined by N.M.S.A. 1978 Section 56-7-1(D), and because the Parties have agreed that the internal laws of the State of Texas will govern their relationship. Parent, Company and Buyer each agree that this Agreement pertains solely to the purchase of assets by Buyer from Parent and Company and not to an agreement relating to the construction, alteration, repair or maintenance of any real property in New Mexico.

6. DISPUTE RESOLUTION.

         6.1 Arbitration.

                  (a) Any controversy, dispute or claim arising out of or relating in any way to this Agreement or the other agreements contemplated by this Agreement or the transactions arising hereunder (including the validity, interpretation or applicability of this Section 6.1) shall be settled exclusively by final and binding arbitration in Houston, Texas. Such arbitration will apply the laws of the State of Texas and the commercial arbitration rules of AAA to resolve the dispute. To the extent possible, any arbitration will be administered by the AAA solely with respect to the appointment of the arbitrator, and in all other respects the arbitrator will be administered by the appointed arbitrator.

                  (b) Written notice of arbitration must be given within one year after the notifying party has actual knowledge of accrual of the claim on which the notice is based. If the claiming party fails to give notice of arbitration within that time, the claim shall be deemed to be waived and shall be barred from either arbitration or litigation.

                  (c) Such arbitration shall be conducted by one independent and impartial arbitrator to be selected by mutual agreement of the parties, if possible. If the parties fail to reach agreement regarding appointment of an arbitrator within thirty (30) days following receipt by one party of the other party's notice of arbitration, the arbitrator shall be selected from a list or lists of proposed arbitrators submitted by AAA. Unless the parties agree otherwise, the arbitrator shall be a licensed attorney with at least ten years of experience in the practice of law. The selection process shall be that which is set forth in the AAA commercial arbitration rules then prevailing, except that (A) the number of preemptory strikes shall not be limited and (B), if the parties fail to select an arbitrator from one or more lists, AAA shall not initially have the power to make an appointment but shall continue to submit additional lists until an arbitrator has been selected, but if no such arbitrator is selected within one hundred twenty (120) days after the receipt of the first notice of arbitration, the AAA shall have the power to make an appointment and shall promptly do so. Initially, however, promptly following its receipt of a request to submit a list of proposed arbitrators, AAA shall convene the parties in person or by telephone and attempt to facilitate their selection of an arbitrator by agreement. If the arbitrator should die, withdraw or otherwise become incapable of serving, a replacement shall be selected and appointed in a like manner.

                  (d) The arbitrator shall render an opinion setting forth findings of fact and conclusions of law with the reasons therefor stated. A transcript of the evidence adduced at the hearing shall be made and shall, upon request, be made available to either party. The fees and expenses of the arbitrator shall be shared equally by the parties and advanced by them from time to time as required; provided that at the conclusion of the arbitration, the arbitrator may award costs and expenses (including the costs of the arbitration previously advanced and the fees and expenses of attorneys, accountants and other experts). No pre-arbitration discovery shall be permitted, except that the arbitrator shall have the power in his or her sole discretion, on application by either party, to order the production of documents in accordance with the commercial arbitration rules, and to order pre-arbitration examination of the witnesses and documents that the other party intends to introduce in its case-in-chief at the arbitration hearing. The arbitrator shall render his or her opinion and/or award within ninety (90) days of the conclusion of the arbitration hearing. The arbitrator shall not be empowered to award to either party any punitive damages in connection with any dispute between them arising out of or relating in any way to this Agreement or the other agreements contemplated hereby or the transactions arising hereunder or thereunder, and each party hereby irrevocably waives any right to recover such damages. The arbitration hearings and award shall be maintained in confidence.

Notwithstanding anything to the contrary provided in this Section 6.1 and without prejudice to the above procedures, either party may apply to any court of competent jurisdiction for temporary injunctive or other provisional judicial relief if such action is necessary to avoid irreparable damage or to preserve the status quo until such time as the arbitrator is selected and available to hear such party's request for temporary relief. The award rendered by the arbitrator shall be final and not subject to judicial review and judgment thereon may be entered in any court of competent jurisdiction.

7. EMPLOYEE MATTERS.

         7.1 Hiring.

                  (a) The Buyer shall hire (subject to each employee's agreement), effective as of the Closing Date, all of the employees of the Company on the day immediately prior to the Closing Date, active or inactive (such employees being hereafter referred to as the "TRANSFERRED EMPLOYEES") at a comparable job and at a rate of pay not less than each such Transferred Employee's pay as of the Closing Date. Upon request of the Buyer, the Company shall provide the Buyer reasonable access to data (including computer data) regarding the ages, dates of hire, compensation and job description of the Transferred Employees.

                  (b) The Buyer shall assume and be responsible for any severance costs associated with the termination of the Transferred Employees' employment with the

         Company. The Buyer shall discharge all liabilities and claims based on occurrences or conditions first occurring or commencing on or after the Closing Date with respect to Transferred Employees arising out of their employment with the Buyer after the Closing Date, including, but not limited to, any claims arising out of any employee benefit plan, policy, program or arrangement maintained at any time by the Buyer (a "BUYER PLAN" or collectively, the "BUYER PLANS"), except Buyer shall not assume any liabilities with respect to the WARN Act or COBRA benefits for any terminations occurring prior to the Closing Date (unless provided otherwise by law or pursuant to applicable regulations) nor shall the Company or the Parent be liable under the WARN Act, COBRA, or state unemployment claims law for any Transferred Employee terminated by Buyer after the Closing.

                  (c) At Closing, the Buyer shall establish and make available a group medical plan for the Transferred Employees and their dependents that is substantially similar to the group medical plan available to the Transferred Employees immediately prior to Closing. The Buyer shall credit the Transferred Employees with all service of the Transferred Employees recognized under the employee benefit plans, policies, programs, or arrangements maintained by the Parent or the Company (the "PARENT PLANS") as service with the Buyer for purposes of eligibility to participate, vesting and levels of benefits available, under all Buyer Plans. The Buyer shall waive any coverage waiting period, pre-existing condition and actively-at-work requirements under the Buyer Plans for the Transferred Employees and shall provide that any expenses incurred before the Closing Date by a Transferred Employee (and his or her dependents) during the calendar year of the Closing shall be taken into account for purposes of satisfying the applicable deductible, coinsurance and maximum out-of-pocket provisions, and applicable annual and/or lifetime maximum benefit limitations of the Buyer Plans. For the first year after the Closing Date, Buyer Plans shall not require contributions by Transferred Employees at a rate that exceeds the rate in effect for other similarly situated employees of the Buyer. Any reports or other information provided to Buyer by the Company or the Parent in connection with Buyer performing his obligations under this Section 7.1(c) shall be at the sole expense of the Buyer.

         7.2 Benefits. Except as provided in Section 7.1(b), the Buyer shall be responsible for the payment of all amounts of wages, bonuses and other remuneration (including discretionary benefits and bonuses) payable to the Transferred Employees of the Company accrued with respect to periods on or prior to the Closing (except for any employment taxes actually withheld by the Company) together with amounts payable to such employees in connection with events occurring on or prior to the Closing. In addition, the Buyer shall be responsible for:

                  (a) all vacation pay and pay for other compensated absences earned or accrued by the Transferred Employees as of the close of business on the Closing Date to the appropriate employee, including any related payroll burden (FICA and other pension or other employee benefit plan contributions and employment taxes) with respect thereto to the appropriate Governmental Entity or other person, to the extent such pay has been accrued on the books of the Company at such close of business, based upon the remuneration of such employees normally used in computing such pay for other compensated absences; and

                  (b) amounts accrued under the Integrated Electrical Services, Inc. 401(k) Retirement Savings Plan (the "PARENT 401(K) PLAN") for the Transferred Employees as of the Closing Date but not yet transferred to the trustee of the Parent 401(k) Plan, including without limitation, the accrued match, accrued payroll deductions representing elective deferrals, loan repayments and accrued profit sharing contribution, if any.

         7.3 Parent 401(k) Plan. The Company, the Parent and the Buyer agree that, as soon as practicable after Closing, but in any event within 90 days of the Closing Date, the account balances in the Parent 401(k) Plan of the Transferred Employees shall be transferred to a qualified 401(k) retirement savings plan established by the Buyer (the "BUYER'S 401(K) PLAN") in accordance with Section 414(l) of the Internal Revenue Code of 1986, as amended (the "CODE"), and the regulations promulgated thereunder. In connection with such transfer, the following provisions shall apply:

                  (a) The account balances of the Transferred Employees transferred to the Buyer's 401(k) Plan shall be subject to the provisions of the Buyer's 401(k) Plan effective as of the date of transfer; provided, however that the Buyer's 401(k) Plan shall continue any benefits under the Parent 401(k) Plan as required under Section 411(d)(6) of the Code; and

                  (b) The outstanding loan of any Transferred Employee shall not be in default as a result of the Transferred Employee's termination of employment with the Parent or the Company, but such loan shall be transferred to the Buyer's 401(k) Plan in accordance with (a) above.

The Buyer shall provide acceptable evidence to the Parent that the Buyer's 401(k) Plan meets the requirements of Section 401(a) of the Code prior to the date of such transfer. The Buyer, the Parent and the Company agree to take whatever action, including but not limited to plan amendments and resolutions, to effectuate the transfer of the Transferred Employee's account balances according to this section from the Parent 401(k) Plan to the Buyer's 401(k) Plan.

Notwithstanding the foregoing, nothing in this Section 7 shall be deemed or construed to give rise to any rights, claims, benefits, or causes of action to any Transferred Employee or third party whatsoever (including any Governmental Entity).

8. MISCELLANEOUS.

         8.1 Notices. All notices and communications required or permitted hereunder shall be in writing and may be given by (a) depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) by delivering the same in person to an officer or agent of such party, or (c) overnight delivery service. Such notice shall be deemed received on the date (i) on which it is actually received if sent by overnight delivery service or hand delivery, or
(ii) on the third business day following the date on which it is mailed. For purposes of notice, the addresses of the parties hereto shall be:

                  If to the Parent or the Company:

                           Integrated Electrical Services, Inc.
                           1800 West Loop South, Suite 500
                           Houston, Texas 77027
                           Attention:  Chief Financial Officer

                  With a copy to:

                           Integrated Electrical Services, Inc.
                           1800 West Loop South, Suite 500
                           Houston, Texas 77027
                           Attention:  Chief Legal Officer

                  If to the Buyer or Indemnitor:

                           J. Dee Dennis, Jr.
                           4500 Bogan NE
                           Albuquerque, NM  87109

                  With a copy to:

                           Gregory Huffaker
                           Huffaker & Moffett LLC
                           P. O. Box 1868
                           Santa Fe, NM  87504

or such other address as any party hereto shall specify pursuant to this Section
8.1 from time to time.

         8.2 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. At the Closing, any Party may rely on the facsimile signature of any other Party.

         8.3 Governing Law. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to its conflicts of laws rules.

         8.4 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted heirs, successors and assigns. Neither the Company, the Parent nor the Buyer may assign, delegate or otherwise transfer any of their rights or obligations under this Agreement without the written consent by each other party hereto.

         8.5 Partial Invalidity and Severability. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any term of this Agreement, or part thereof, not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a forum of competent jurisdiction, it is the intention of the parties that the remaining terms hereof, or part thereof, shall constitute their agreement with respect to the subject matter hereof, and all such remaining terms, or parts thereof, shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

         8.6 Waiver. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing signed by such party. No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power or remedy created hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by either party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver by either party hereto of any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

         8.7 Headings. The headings of particular provisions of this Agreement are inserted for convenience only and shall not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement.

         8.8 Entire Agreement; Amendments. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof (including without limitation any letters of intent executed by the parties), and this Agreement contains the sole and entire agreement between the parties with respect to the matters covered hereby. This Agreement shall not be altered or amended except by an instrument in writing signed by or on behalf of the party against whom enforcement is sought.

         8.9 Disclosure of Agreement Terms. Neither Buyer nor the Indemnitor shall disclose the terms and conditions of this Agreement to any person or entity without the prior written consent of an executive officer of the Parent or as required by applicable law or an order from a court or administrative body of competent jurisdiction (but only to the extent so required and only after giving reasonable prior notice to the Company and the Parent and cooperating with the Company and the Parent in any efforts to legally oppose such disclosure). The foregoing notwithstanding, the Buyer and the Indemnitor shall be permitted to make such disclosures to their accountants, lawyers, financial institutions, lending sources, senior employees and related parties as may be appropriate, provided that such parties are bound by the foregoing nondisclosure provisions.

         8.10 Number and Gender. Where the context requires, the use of the singular form herein shall include the plural, the use of the plural shall include the singular, and the use of any gender shall include any and all genders.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, this Agreement has been executed effective as of the date set forth above.

                                    PARENT:

                                    INTEGRATED ELECTRICAL SERVICES, INC.


                                    By:    /s/ Herbert R. Allen
                                        ---------------------------------------
                                          Herbert R. Allen
                                          Chief Executive Officer

                                    COMPANY:

                                    DKD ELECTRIC CO., INC.


                                    By:   /s/ Curt L. Warnock
                                        ---------------------------------------
                                         Curt L. Warnock
                                         Vice President

                                    BUYER:

                                    DKD ELECTRIC LLC


                                    By:    /s/ J. Dee Dennis, Jr.
                                        ---------------------------------------
                                           J. Dee Dennis, Jr., Member

                                    INDEMNITOR:


                                          /s/ J. Dee Dennis, Jr.
                                        ---------------------------------------
                                           J. DEE DENNIS, JR.

                                    EXHIBIT A

                BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

         This BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT ("BILL OF SALE") is entered into as of the ___ day of ___________ 2005, by and among INTEGRATED ELECTRICAL SERVICES, INC., a Delaware corporation (the "PARENT"), DKD ELECTRIC CO., INC., a New Mexico corporation (the "COMPANY") and DKD ELECTRIC LLC, a New Mexico limited liability company (the "BUYER").

                                    RECITALS

         WHEREAS, pursuant to the terms of that certain Asset Purchase Agreement (the "PURCHASE AGREEMENT") dated as of even date herewith by and among the Buyer, the Parent, the Company, and J. Dee Dennis, Jr., individual, the Company and the Parent agreed to convey the Assets to the Buyer and the Buyer agreed to assume the Assumed Liabilities. In order to evidence such conveyance and assumption, the parties desire to enter into this Bill of Sale.

         WHEREAS, all capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

                                   ASSIGNMENT

         NOW, THEREFORE, for and in consideration of the mutual covenants, agreements, and benefits contained herein, the sum of TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Parent do hereby BARGAIN, GRANT, SELL, CONVEY, TRANSFER, DELIVER and ASSIGN unto Buyer all the Assets.

         The Assets are hereby conveyed free and clear of all encumbrances other than the Permitted Encumbrances.

         TO HAVE AND TO HOLD the Assets unto the Buyer and its successors and assigns forever; and the Company and the Parent do hereby bind themselves and their successors and assigns to WARRANT AND FOREVER DEFEND title to the Assets in accordance with the terms and provisions of the Purchase Agreement.

         The Buyer, upon execution below, accepts this Bill of Sale, and to the extent provided for in the Purchase Agreement, hereby assumes the Assumed Liabilities, but no others.

         This assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         This Bill of Sale may be executed in any number of counterparts, and each counterpart shall for all purposes be deemed to be an original.

         This Bill of Sale is subject to all terms and conditions contained in the Purchase Agreement and nothing herein shall be deemed to alter, amend, or supersede the Purchase Agreement, the terms of which shall in all respects be controlling.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Bill of Sale effective as of the date set forth above.

                                     PARENT:

                                     INTEGRATED ELECTRICAL SERVICES, INC.


                                     By:
                                            ------------------------------
                                     Name:
                                            ------------------------------
                                     Title:
                                            ------------------------------

                                     COMPANY:

                                     DKD ELECTRIC CO., INC.


                                     By:
                                            ------------------------------
                                     Name:
                                            ------------------------------
                                     Title:
                                            ------------------------------


                                     BUYER:

                                     DKD ELECTRIC LLC


                                     By:
                                            ------------------------------
                                     Name:
                                            ------------------------------
                                     Title:
                                            ------------------------------

                                    EXHIBIT B

                     FORM OF GENERAL AGREEMENT OF INDEMNITY

                            CHUBB GROUP OF INSURANCE COMPANIES

(CHUBB LOGO) 15 Mountain View Road, P.O. Box 1615, Warren, New Jersey 07061-1615
--------------------------------------------------------------------------------

                         GENERAL AGREEMENT OF INDEMNITY

      WHEREAS, the undersigned (hereinafter individually and collectively called "Indemnitor") desires FEDERAL INSURANCE COMPANY or any of its subsidiary or affiliated insurers (hereinafter called "Company") to execute bonds including undertakings and other like obligations (hereinafter referred to as bond or bonds) on its behalf and also desires the execution of bonds on behalf of individuals, partnerships, corporations, limited liability companies or any other similarly unincorporated associations of members (hereinafter called "Affiliates").

      WHEREAS, from time to time the Indemnitor may be a participant in joint ventures with others, and bonds will be required on behalf of the Indemnitor along with the other participants in such joint ventures.

      WHEREAS, Indemnitor is the successor-in-interest to DKD ELECTRIC CO., INC., A NEW MEXICO CORPORATION (along with any other affiliate or related entity whose assets have been or will be assigned to Indemnitor hereinafter individually and collectively called "Seller") as the assignee of all bonded contract obligations, which Indemnitor has expressly assumed without reservation

      NOW, THEREFORE, in consideration of the Company executing said bond or bonds, and the undersigned Indemnitor hereby requests the execution thereof, and in consideration of the consent of Company to the assignment and assumption of the bonded obligations formerly undertaken by the Seller, as well as the sum of One Dollar paid to the Indemnitor by said Company, the receipt whereof is hereby acknowledged, the Indemnitor, being benefited by the execution and delivery of said bond or bonds, including, without limitation all Bonds previously issued prior to the date of this Agreement for the Seller, the bonded obligations of which have been expressly assumed without reservation by Indemnitor(s) and as to which Indemnitor(s) have agreed, and do hereby agree, to assume full responsibility for work in place as well as the prompt and proper performance and completion of all such bonded obligations, including, without limitation those bonded obligations listed on Exhibit A attached hereto, hereby agrees that it will at all times jointly and severally indemnify and save harmless said Company from and against any and all loss, cost, damage or expense, including court costs and attorneys' fees, which it shall at any time incur by reason of its execution and/or delivery of said bond or bonds or its payment of any claim or liability thereunder and will place the said Company in funds to meet all its liability under said bond or bonds promptly on request and before it may be required to make any payment thereunder and that the voucher or other evidence of payment by said Company of any such loss, cost, damage, expense, claim, or liability shall be prima facie evidence of the fact and amount of the Indemnitor's liability to said Company under this Agreement.

      IT IS UNDERSTOOD AND AGREED that with respect to any bonds on behalf of the Indemnitor participating in a joint venture that if specific application is filed with the Company for such bonds the liability of the Indemnitor to the Company with respect to such joint venture bonds shall be limited to the amount expressly set forth in said application.

      IT IS UNDERSTOOD AND AGREED that all of the terms, provisions, and conditions of this Agreement shall be extended to and for the benefit not only of the Company either as a direct writing company or as a co-surety or reinsurer but also for the benefit of any surety or insurance company or companies with which the Company may participate as a co-surety or reinsurer and also for the benefit of any other company which may execute any bond or bonds at the request of the Company on behalf of the Indemnitor.

      IT IS UNDERSTOOD AND AGREED that this Agreement is in addition to all other rights and agreements which Company may have or be a party to in connection with Bonds previously issued for the benefit of Seller and that the assumption of responsibility therefor by Indemnitors as herein provided shall not constitute a waiver or release by Company of any rights Company may have to seek and recover indemnity from third parties having liability in connection with the issuance of such Bonds including, but not limited to, the obligations and liabilities of Integrated Electrical Services, Inc., Delco Electric, Inc. or their affiliates.

      IT IS UNDERSTOOD AND AGREED that, notwithstanding anything herein to the contrary, Indemnitor's agreements, covenants, and all obligations under this General Agreement of Indemnity is limited to (1) the obligations assumed by Indemnitor (the "Assumed Obligations") under the Asset Purchase Agreement (the "APA") by and among Integrated Electrical Services, Inc. ("IES"), DKD Electric Co., Inc., DKD Electric LLC and J. Dee Dennis, Jr. and (2) Company's obligations under the bonds listed on Exhibit A attached hereto. Furthermore, Indemnitor has acknowledged and agreed that Indemnitor's obligation to perform or otherwise discharge the Assumed Obligations is secured by certain assets acquired by Indemnitor under the APA (the "Collateral"), said Collateral acquired subject to that certain Underwriting, Continuing Indemnity, and Security Agreement dated as of January 14, 2005, executed by and among Company, IES, and certain IES affiliates, including DKD Electric Co., Inc.

         IT IS UNDERSTOOD AND AGREED that Indemnitor will replace Bond No. 81889153, Bond No. 81967757, Bond No. 81889053, Bond No. 81934447, Bond No.
81955945, and Bond No. 81876813 identified on Exhibit A (the "Cancelable Bonds") no later than ninety (90) days from the execution of this Agreement, and hereby acknowledges and consents that the Cancelable Bonds will be canceled upon the earlier of (i) the date of issuance of replacement bonds or (ii) the date upon which Federal issues notice of cancellation in compliance with the terms the Cancelable Bond(s) to be cancelled thereby. Indemnitor's obligation under this

Agreement with respect to any bond or bonds canceled or replaced as contemplated herein will remain with respect to such liability accruing under said bond or bonds.

      IT IS FURTHER UNDERSTOOD AND AGREED that the Indemnitor, its heirs, successors and assigns are jointly and severally bound by the foregoing conditions of this Agreement.

         IN WITNESS WHEREOF the Indemnitor has signed this instrument this, the _____________ day of _______________, 2005.

WITNESS:                                DKD ELECTRIC LLC,
                                        a New Mexico limited liability company

_________________________________       By: ___________________________________

                                        Its: __________________________________


WITNESS:                                J. DEE DENNIS, JR.

_________________________________       _______________________________________

                   ACKNOWLEDGMENT OF LIMITED LIABILITY COMPANY

STATE OF _____________________
COUNTY OF ___________________

         On this ________ day of ______________________, 2005, before me personally came ________________________ to me known, who, being by me duly sworn, did depose and say that he/she resides in the State of _______________; and that he/she is the __________________ of DKD ELECTRIC LLC, the limited liability company described in and which executed the foregoing instrument; that he/she executed the foregoing instrument by order and authority of the partners (limited and general) and/or members of said DKD ELECTRIC LLC; and that he/she signed his/her name thereto by like order and authority.

(SEAL)                                                 _________________________
                                                              NOTARY PUBLIC

My commission expires:

_________________________________



                            INDIVIDUAL ACKNOWLEDGMENT

STATE OF _____________________
COUNTY OF ___________________

         On this ________ day of ______________________, 2005, before me personally came J. DEE DENNIS, JR., to me known, who, being by me duly sworn, did depose and say that he resides in the State of New Mexico; and that he executed the foregoing instrument for the purposes therein contained.

(SEAL)                                                  _______________________
                                                              NOTARY PUBLIC

My commission expires:

_________________________________

                       CHUBB GROUP OF INSURANCE COMPANIES

(CHUBB LOGO) 15 Mountain View Road, P.O. Box 1615, Warren, New Jersey 07061-1615
--------------------------------------------------------------------------------

                         GENERAL AGREEMENT OF INDEMNITY

      WHEREAS, the undersigned (hereinafter individually and collectively called "Indemnitor") desires FEDERAL INSURANCE COMPANY or any of its subsidiary or affiliated insurers (hereinafter called "Company") to execute bonds including undertakings and other like obligations (hereinafter referred to as bond or bonds) on its behalf and also desires the execution of bonds on behalf of individuals, partnerships, corporations, limited liability companies or any other similarly unincorporated associations of members (hereinafter called "Affiliates").

      WHEREAS, from time to time the Indemnitor may be a participant in joint ventures with others, and bonds will be required on behalf of the Indemnitor along with the other participants in such joint ventures.

      WHEREAS, Indemnitor is the successor-in-interest to DKD ELECTRIC CO., INC., A NEW MEXICO CORPORATION (along with any other affiliate or related entity whose assets have been or will be assigned to Indemnitor hereinafter individually and collectively called "Seller") as the assignee of all bonded contract obligations, which Indemnitor has expressly assumed without reservation

      NOW, THEREFORE, in consideration of the Company executing said bond or bonds, and the undersigned Indemnitor hereby requests the execution thereof, and in consideration of the consent of Company to the assignment and assumption of the bonded obligations formerly undertaken by the Seller, as well as the sum of One Dollar paid to the Indemnitor by said Company, the receipt whereof is hereby acknowledged, the Indemnitor, being benefited by the execution and delivery of said bond or bonds, including, without limitation all Bonds previously issued prior to the date of this Agreement for the Seller, the bonded obligations of which have been expressly assumed without reservation by Indemnitor(s) and as to which Indemnitor(s) have agreed, and do hereby agree, to assume full responsibility for work in place as well as the prompt and proper performance and completion of all such bonded obligations, including, without limitation those bonded obligations listed on Exhibit A attached hereto, hereby agrees that it will at all times jointly and severally indemnify and save harmless said Company from and against any and all loss, cost, damage or expense, including court costs and attorneys' fees, which it shall at any time incur by reason of its execution and/or delivery of said bond or bonds or its payment of any claim or liability thereunder and will place the said Company in funds to meet all its liability under said bond or bonds promptly on request and before it may be required to make any payment thereunder and that the voucher or other evidence of payment by said Company of any such loss, cost, damage, expense, claim, or liability shall be prima facie evidence of the fact and amount of the Indemnitor's liability to said Company under this Agreement.

      IT IS UNDERSTOOD AND AGREED that with respect to any bonds on behalf of the Indemnitor participating in a joint venture that if specific application is filed with the Company for such bonds the liability of the Indemnitor to the Company with respect to such joint venture bonds shall be limited to the amount expressly set forth in said application.

      IT IS UNDERSTOOD AND AGREED that all of the terms, provisions, and conditions of this Agreement shall be extended to and for the benefit not only of the Company either as a direct writing company or as a co-surety or reinsurer but also for the benefit of any surety or insurance company or companies with which the Company may participate as a co-surety or reinsurer and also for the benefit of any other company which may execute any bond or bonds at the request of the Company on behalf of the Indemnitor.

      IT IS UNDERSTOOD AND AGREED that this Agreement is in addition to all other rights and agreements which Company may have or be a party to in connection with Bonds previously issued for the benefit of Seller and that the assumption of responsibility therefor by Indemnitors as herein provided shall not constitute a waiver or release by Company of any rights Company may have to seek and recover indemnity from third parties having liability in connection with the issuance of such Bonds including, but not limited to, the obligations and liabilities of Integrated Electrical Services, Inc., Delco Electric, Inc. or their affiliates.

      IT IS UNDERSTOOD AND AGREED that, notwithstanding anything herein to the contrary, Indemnitor's agreements, covenants, and all obligations under this General Agreement of Indemnity is limited to (1) the obligations assumed by Indemnitor (the "Assumed Obligations") under the Asset Purchase Agreement (the "APA") by and among Integrated Electrical Services, Inc. ("IES"), DKD Electric Co., Inc., DKD Electric LLC and J. Dee Dennis, Jr. and (2) Company's obligations under the bonds listed on Exhibit A attached hereto. Furthermore, Indemnitor has acknowledged and agreed that Indemnitor's obligation to perform or otherwise discharge the Assumed Obligations is secured by certain assets acquired by Indemnitor under the APA (the "Collateral"), said Collateral acquired subject to that certain Underwriting, Continuing Indemnity, and Security Agreement dated as of January 14, 2005, executed by and among Company, IES, and certain IES affiliates, including DKD Electric Co., Inc.

         IT IS UNDERSTOOD AND AGREED that Indemnitor will replace Bond No. 81889153, Bond No. 81967757, Bond No. 81889053, Bond No. 81934447, Bond No.
81955945, and Bond No. 81876813 identified on Exhibit A (the "Cancelable Bonds") no later than ninety (90) days from the execution of this Agreement, and hereby acknowledges and consents that the Cancelable Bonds will be canceled upon the earlier of (i) the date of issuance of replacement bonds or (ii) the date upon which Federal issues notice of cancellation in compliance with the terms the Cancelable Bond(s) to be cancelled thereby. Indemnitor's obligation under this Agreement with respect to any bond or bonds canceled or replaced as contemplated herein will remain with respect to such liability accruing under said bond or bonds.

         IT IS FURTHER UNDERSTOOD AND AGREED that the Indemnitor, its heirs, successors and assigns are jointly and severally bound by the foregoing conditions of this Agreement.

         IN WITNESS WHEREOF the Indemnitor has signed this instrument this, the _____________ day of _______________, 2005.

WITNESS:                            DKD ELECTRIC LLC,
                                    a New Mexico limited liability company


_______________________________     By: ___________________________________

                                    Its: __________________________________


WITNESS:                            J. DEE DENNIS, JR.

_______________________________     _______________________________________

                   ACKNOWLEDGMENT OF LIMITED LIABILITY COMPANY

STATE OF _____________________
COUNTY OF ___________________

         On this ________ day of ______________________, 2005, before me personally came ________________________ to me known, who, being by me duly sworn, did depose and say that he/she resides in the State of _______________; and that he/she is the __________________ of DKD ELECTRIC LLC, the limited liability company described in and which executed the foregoing instrument; that he/she executed the foregoing instrument by order and authority of the partners (limited and general) and/or members of said DKD ELECTRIC LLC; and that he/she signed his/her name thereto by like order and authority.

(SEAL)                                                  ______________________
                                                              NOTARY PUBLIC

My commission expires:

_________________________________


                            INDIVIDUAL ACKNOWLEDGMENT

STATE OF _____________________
COUNTY OF ___________________

         On this ________ day of ______________________, 2005, before me personally came J. DEE DENNIS, JR., to me known, who, being by me duly sworn, did depose and say that he resides in the State of New Mexico; and that he executed the foregoing instrument for the purposes therein contained.

(SEAL)                                                  ______________________
                                                              NOTARY PUBLIC

My commission expires:

_________________________________